Exhibit 99.1



                      1995 STOCK OPTION AND INCENTIVE PLAN
                             OF ECKERD CORPORATION

         1.       Purpose; Types of Awards; Construction.

                  The  purpose of the 1995 Stock  Option and  Incentive  Plan of
Eckerd Corporation (the "Plan") is to afford an incentive to executive officers, other key employees,  consultants  and outside  directors of Eckerd  Corporation
(the "Company"),  or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company,  to acquire a  proprietary  interest in the Company, to continue as employees or consultants,  to increase their efforts on behalf of the Company and to promote the success of the  Company's  business.
To  further  such  purposes  the  Committee  may  grant  stock  options,   stock
appreciation rights, limited stock appreciation rights and restricted stock. The provisions of the Plan are intended to satisfy the requirements of Section 16(b)
of the  Securities  Exchange  Act of 1934 and of Section  162(m) of the Internal
Revenue Code of 1986, and shall be interpreted in a manner  consistent  with the requirements thereof, as now or hereafter construed,  interpreted and applied by regulations, rulings and cases.
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         2.       Definitions.
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                  As used in this Plan,  the  following  words and phrases shall have the meanings indicated:

                  (a)      "Acceleration Date" shall have the meaning set forth in Section 12.

                  (b)      "Agreement"  shall mean an agreement  entered into between the Company and a Grantee in connection with an award under the Plan.

                  (c)      "Board" shall mean the Board of Directors of the Company.

                  (d)      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (e)      "Committee" shall mean a committee established by the Board to administer the Plan.

                  (f)      "Common Stock" shall mean shares of common stock,  par value $.01 per share,  of the
Company.

                                  -1-

                  (g) "Company" shall mean Eckerd Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

                  (h) "Disability" shall mean a Grantee's inability to perform his duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

                  (i) "Exchange Act" shall mean the  Securities  Exchange Act of
1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

                  (j) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common
Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common
Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

                  (k) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the
Plan.

                  (l) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section
422 of the Code.

                  (m)      "Initial  Public  Offering" shall mean the  underwritten  initial public offering of shares of Common Stock.

                  (n)      "Insider"  shall  mean a Grantee  who is subject to the  reporting  requirements  of
Section 16(a) of the Exchange Act.

                  (o) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10 which, in general, may be exercised for cash following an Acceleration Date.

                  (p)      "Non-Employee  Director"  means a member of the Board who is not an  employee of the
Company or any Subsidiary.

                                 -2-

                  (q) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

                  (r)      "Option  Price" shall mean the exercise  price of the shares of Common Stock covered by an Option.

                  (s) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

                  (t) "Plan" means this 1995 Stock Option and Incentive  Plan of
Eckerd Corporation, as amended from time to time.

                  (u)  "Retirement"   shall  mean  a  Grantee's   retirement  in
accordance with the terms of any tax-qualified retirement plan maintained by the
Company or any of its affiliates in which the Grantee participates.

                  (v) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section
16 of the Exchange Act, including any successor to such Rule.

                  (w) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common
Stock as specified in the award or determined by the Committee.

                  (x) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

                  (y) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

                                  -3-

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         3.       Administration.

                  The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be "disinterested directors" under Rule 16b-3 and "outside directors" under Section
162(m) of the Code.

                  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock;
to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options
(if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

                  The Board shall have the authority to fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more
Committee members. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

                                -4-

                  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.





         4.       Eligibility.

                  Awards may be granted to executive officers and other key employees and consultants of the Company, including officers and directors who are employees, except as proscribed by the Exchange Act or the Code. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

         5.       Stock.

                  The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 2,000,000, subject to adjustment as provided in Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

                  If any outstanding award under the Plan should, for any reason expire, be cancelled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, cancelled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

                  In no event may a Grantee be granted  during any calendar year
Options to acquire more than 500,000 shares of Common Stock or more than 500,000 shares of Restricted Stock.

         6.       Terms and Conditions of Options.

                  Each Option granted pursuant to the Plan shall be evidenced by
a  written   agreement   between  the  Company  and  the  Grantee  (the  "Option
Agreement"),  in such  form and  containing  such  terms and  conditions  as the
Committee shall from time to time approve,  which Option  Agreement shall comply with and be subject to the  following  terms and  conditions,  unless  otherwise specifically provided in such Option Agreement:

                  (a) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

                  (b) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

                                   -5-

                  (c) OPTION PRICE. Each Option Agreement shall state the Option
Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common
Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless such resolution specifies a different date.

                  (d) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair
Market Value equal to such Option Price or in a  combination  of cash and Common
Stock or in such other manner as the Committee shall determine including a cashless exercise procedure through a broker-dealer.

                  (e) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the Option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

                  (f) TERMINATION. Except as provided in this Section 6(f) and in Section 6(g) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe).

                                -6-

                  (g) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee's employment or consultant relationship (or within such different period as the Committee may have provided pursuant to Section
6(f) hereof), or if the Grantee's employment or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

                  (h) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

         7.       Nonqualified Stock Options.

                  Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

         8.       Incentive Stock Options.

                  Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

                  (a)  VALUE  OF  SHARES.   The  aggregate   Fair  Market  Value
(determined as of the date the Incentive  Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this
Plan and all other option plans of any  subsidiary  become  exercisable  for the first time by each Grantee during any calendar year shall not exceed $100,000.

                               -7-

                  (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock
Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

         9.       Stock Appreciation Rights.

                  The   Committee   shall  have   authority  to  grant  a  Stock
Appreciation  Right to the Grantee of any Option  under the Plan with respect to all or some of the shares of Common  Stock  covered by such  related  Option.  A
Stock Appreciation  Right shall,  except as provided in this Section 9 or as may be determined by the  Committee,  be subject to the same terms and conditions as the related Option.  Each Stock  Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the  Committee  shall from time to time  approve,  which  Agreement shall comply with and be subject to the following terms and  conditions,  unless otherwise specifically provided in such Agreement:

                  (a) TIME OF GRANT. A Stock Appreciation Right may be granted either at the time of grant of the related option, or at any time thereafter during the term of the Option; provided, however that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

                  (b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

                  (c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related
Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market
Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

                  (d) AMOUNT PAYABLE.  Upon the exercise of a Stock Appreciation
Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit at the time it is granted.

                               -8-

                  (e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS
UPON  EXERCISE.  Upon the exercise of a Stock  Appreciation  Right,  the related
Option shall be cancelled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised and upon the exercise or surrender of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

                  (f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Option Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

                  (g) FORM OF PAYMENT.  Payment of the amount  determined  under
Section 9(d), may be made solely in whole shares of Common Stock in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common
Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.
Notwithstanding the foregoing, to the extent required by Rule 16b-3 no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 9(d) to an Insider, unless the exercise of such Stock
Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings.

         10.      Limited Stock Appreciation Rights.

                  The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

                  (a) TIME OF GRANT.  A Limited  Right  granted in tandem with a
Nonqualified Stock Option may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

                                -9-

                  (b) EXERCISE. A Limited Right may be exercised only during the ninety-day period beginning on an Acceleration Date. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock
Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences, a Limited Right granted to a Grantee who is an Insider must be (i) held by the Insider for at least six (6) months from the date of grant of the Limited Right before it becomes exercisable and (ii) automatically paid out in cash to the Insider on an Acceleration Date (provided such six (6) month holding period requirement has been met).

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                  (c)      AMOUNT  PAYABLE.  Upon the exercise of a Limited  Right,  the Grantee  thereof shall receive in cash whichever of the following amounts is applicable:

                           (i)      in the case of the  realization  of Limited Rights by reason of an acquisition  of Common  Stock  described in Section 12 (b)(i)  below,  an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) hereof; or

                           (ii)     in the case of the  realization  of  Limited  Rights  by reason of shareholder  approval of an  agreement or plan  described in Section  12(b)(iii)
below,  an amount  equal to the Merger  Spread as  defined in Section  10(d)(iv)
hereof; or

                           (iii)    in the case of the  realization of Limited Rights by reason of the change in composition of the Board described in Section 12(b)(ii) or shareholder approval of a plan or agreement  described in Section 12(b)(iv) below, an amount equal to the Spread as defined in Section 10(d)(v) hereof.

                  Notwithstanding  the  foregoing  provisions  of  this  Section
10(c),  in the case of a Limited Right granted in respect of an Incentive  Stock
Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock
Option.

                  (d)      DETERMINATION  OF AMOUNTS  PAYABLE.  The amounts to be paid to a Grantee pursuant to
Section 10(c) shall be determined as follows:

                           (1) The term  "Acquisition  Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in Section  12(b)(i) below,  the greatest of (A) the highest price per share shown on the  Statement of Schedule 13D or amendment  thereto filed by the holder of 25% or more of the voting  power of the Company that gives rise to the exercise of such  Limited  Right,  (B) the  highest  price paid in any tender or exchange  offer  which is in effect at any time  during  the  ninety-day  period ending on the date of  exercise of the Limited  Right,  or (C) the highest  Fair
Market Value per share of Common Stock during the  ninety-day  period  ending on the date the Limited Right is exercised.

                                 -10-

                           (2) The term  "Acquisition  Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition  Price per
Share over (2) the Option  Price per share of Common  Stock at which the related
Option is exercisable,  by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

                           (3) The term  "Merger  Price per Share" as used herein  shall mean,  with respect to the  exercise  of any  Limited  Right by reason of  shareholder  approval  of an agreement  described in Section  12(b)(iii) below, the greatest of (A) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement,  if such fixed or formula price is  determinable on the date on which such Limited  Right is  exercised,  (B) the highest  price paid in any tender or exchange  offer  which is in effect at any time  during  the  ninety-day  period ending on the date of exercise of the Limited Right, (C) the highest Fair Market
Value per share of Common Stock during the ninety-day  period ending on the date on which such Limited Right is exercised.

                           (4) The term  "Merger  Spread"  as used  herein  shall  mean an amount  equal to the product computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of Common Stock at which the related  Option is  exercisable,  by (B) the number of shares of Common  Stock  with  respect to which such Limited Right is being exercised.

                           (5) The term  "Spread" as used herein  shall mean,  with  respect to the exercise of any  Limited  Right  by  reason  of a change  in the  composition  of the  Board described in Section  12(b)(ii) or  shareholder  approval of a plan or agreement described in Section 12(b)(iv) below, an amount equal to the product computed by multiplying  (i) the excess of (A) the greater of (1) the highest  price paid in any  tender  or  exchange  offer  which  is in  effect  at any time  during  the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date the Limited Right is exercised  over (B) the Option Price per share of Common Stock at which the related  Option is  exercisable,  by (ii) the number of shares of Common  Stock  with  respect to which the  Limited  Right is being exercised.

                  (e)  TREATMENT  OF RELATED  OPTIONS  AND  LIMITED  RIGHTS UPON
EXERCISE. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further awards pursuant to this Plan.
Upon the exercise or termination of a related Option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Common Stock with respect to which the related Option was exercised or terminated.

                                 -11-

                  (f)  METHOD OF  EXERCISE.  To  exercise a Limited  Right,  the
Grantee shall (i) deliver written notice to the Secretary of the Company specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph
(f).

         11.      Restricted Stock.

                  The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

                  (a)      NUMBER OF SHARES.  Each  Agreement  shall  state the number of shares of  Restricted
Stock to be subject to an award.

                  (b) RESTRICTIONS.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and  distribution,  for such period as the Committee shall  determine  from the date on which the award is granted  (the  "Restricted
Period").   The  Committee  may  also  impose  such  additional  or  alternative restrictions and conditions on the shares as it deems appropriate  including the satisfaction  of performance  criteria.  Such  performance  criteria may include sales,  earnings before interest and taxes,  return on investment,  earnings per share,  any  combination  of the  foregoing  or  rate  of  growth  of any of the foregoing,  as determined  by the  Committee.  Certificates  for shares of stock issued  pursuant to  Restricted  Stock awards shall bear an  appropriate  legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such  restrictions  shall be null and void and without effect.  During the Restricted Period, such certificates shall be held in escrow by an escrow agent  appointed by the Committee.  In  determining  the Restricted
Period of an award,  the Committee  may provide that the foregoing  restrictions shall lapse with  respect to  specified  percentages  of the  awarded  shares on successive anniversaries of the date of such award.

                                -12-

                  (c)   FORFEITURE.   Subject  to  such  exceptions  as  may  be
determined  by  the  Committee,   if  the  Grantee's  continuous  employment  or
consultant  relationship  with the Company or any Subsidiary shall terminate for any reason prior to the  expiration of the  Restricted  Period of an award,  any shares  remaining  subject  to  restrictions  (after  taking  into  account  the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and  transferred  to, and reacquired by, the Company or a subsidiary at no cost to the Company or subsidiary.

                  (d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

                  (e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of an Acceleration Event, all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force and effect. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

         12.      Effect of Certain Changes.

                  (a)  In  the  event  of  any  extraordinary  dividend,   stock
dividend,  recapitalization,  merger,  consolidation,  stock  split,  warrant or rights  issuance,  or combination  or exchange of such shares,  or other similar transactions,  the number of shares of Common Stock  available  for awards,  the number of such shares covered by outstanding  awards, and the price per share of
Options or the applicable market value of Stock  Appreciation  Rights or Limited
Rights  shall be equitably  adjusted by the  Committee to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                  (b) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control of the Company") :

                           (i)      any  "person,"  as such  term is used in  Sections  13(d)  and 14(d) of the
Exchange  Act (other than (1) the  Company,  (2) any trustee or other  fiduciary holding  securities  under an  employee  benefit  plan of the  Company,  (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially  the same  proportions as their  ownership of Common Stock, or (4)
any person who,  immediately  prior to the Initial Public  Offering,  owned more than 25% of the combined voting power of the Company's then  outstanding  voting securities),  is or becomes  the  "beneficial  owner" (as  defined in Rule 13d-3 under the Exchange Act),  directly or  indirectly,  of securities of the Company representing  25% or more of the  combined  voting power of the  Company's  then outstanding voting securities;

                                -13-

                           (ii)     during any period of not more than two  consecutive  years,  not  including any period prior to the adoption of this Plan by the Board,  individuals  who at the beginning of such period  constitute the Board,  and any new director (other than a director  designated  by a person who has entered into an agreement  with the Company to effect a transaction  described in clause (i),  (iii), or (iv) of this Section  12(b)) whose  election by the Board or nomination  for election by the Company's  stockholders  was approved by a vote of at least two-thirds (2/3)
of the directors then still in office who either were directors at the beginning of the period or whose  election or  nomination  for election was  previously so approved, cease for any reason to constitute at least a majority thereof;

                           (iii)    the  stockholders of the Company approve a merger or  consolidation  of the
Company  with any other  corporation,  other than (A) a merger or  consolidation which  would  result  in  the  voting  securities  of  the  Company  outstanding
immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding  or by being  converted  into voting  securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding  immediately after such  merger or  consolidation  or (B) a merger  or  consolidation  effected  to implement a recapitalization of the Company (or similar transaction) in which no
"person" (as  hereinabove  defined)  acquired 25% or more of the combined voting power of the Company's then outstanding securities; or

                           (iv)     the  stockholders of the Company approve a plan of complete  liquidation of the Company or an agreement for the sale or  disposition  by the  Company  of all or  substantially  all of the
Company's assets (or any transaction having a similar effect)--

then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), the award covered by such Agreement shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable.

                  (b) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         13.      Non-Employee Director Options.

                  Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 13 shall apply only to grants of Options to Non-Employee Directors. Except as set forth in this Section 13, the other provisions of the plan shall apply to grants of



Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee
Director's service as a member of the Board shall be deemed to be employment with the Company.

                               -14-

                  (a) GENERAL. Non-Employee Directors shall receive Nonqualified
Stock  Options in  accordance  with this Section 13 and may not be granted Stock
Appreciation  Rights,  Incentive  Stock Options or other awards under this Plan.
The Option Price per share of Common Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. No Agreement with any Non-Employee Director may alter the provisions of this Section 13 and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

                  (b) AUTOMATIC GRANTS. Each Non-Employee Director who is serving as such as of the day following the annual meeting of the Company's stockholders at which this Plan is approved by the Company's stockholders (the
"Approval Date") will, on the Approval Date and on the day following each subsequent annual meeting on which such Non-Employee Director continues to serve as such, be granted automatically, without action by the Committee, an Option to purchase 2,000 shares of Common Stock. Each Non-Employee Director who is first elected or appointed to serve as such after the Approval Date will be granted automatically, without action by the Committee, (i) an Option to purchase 5,000 shares of Common Stock on the day following the date such director is first elected (or appointed) and duly qualified and (ii) an option to purchase 2,000 shares of Common Stock on the day following each subsequent annual meeting on which the Non-Employee Director continues to serve as such, commencing with the annual meeting occurring in the first fiscal year of the Company following the grant to such Non-Employee Director pursuant to clause (i) above.

                  (c) VESTING. Subject to Section 12(b) hereof, each Option shall be exercisable as to 50 percent of the shares covered by the Option on the third anniversary of the date the Option is granted and as to an additional 25 percent of the shares covered by the Option on each of the following two anniversaries of such date of grant provided, however, that upon the Retirement of a Non-Employee Director all Options held by such Non-Employee Director shall become 100 percent exercisable. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but no later than the date the option expires. Sections 6(e), 6(f) and 6(g) hereof shall not apply to Options granted to Non-Employee Directors.

                  (d)      DURATION.  Each Option granted to a Non-Employee  Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option,  (ii) the second  anniversary  of the
Non-Employee Director's termination of service as a member of the Board other than for Cause or (iii) thirty days  following the  Non-Employee
Director's removal from the Board for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 13.

                                -15-

                  (e)      DEFINITIONS.  For  purposes of this Section 13, the  following  terms shall have the following meanings:

                  "Cause" shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

                  "Retirement" shall mean the termination of service as a member of the Board by a Non-Employee Director that occurs (i) after having served as a member of the Board for at least 10 years and (ii) other than for Cause.

         14.      Surrender and Exchange of Awards.

                  The Committee  may permit the voluntary  surrender of all or a portion of any Option  granted  under the Plan or any option  granted  under any
other  plan,   program  or   arrangement   of  the  Company  or  any  Subsidiary
("Surrendered  Option"), to be conditioned upon the granting to the Grantee of a new  Option  for the same  number of shares of Common  Stock as the  Surrendered
Option,  or may require such voluntary  surrender as a condition  precedent to a grant of a new Option to such  Grantee.  Subject to the  provisions of the Plan, such new Option may be (1) an  Incentive  Stock Option or a  Nonqualified  Stock
Option and (2) in tandem with Limited  Rights,  and shall be  exercisable at the price,  during  such  period  and on such  other  terms  and  conditions  as are specified by the Committee at the time the new Option is granted.  The Committee may also grant Limited  Rights or Restricted  Stock in exchange for  Surrendered
Options to any holder of such Surrendered Option.

         15.      Period During Which Awards May Be Granted.

                  Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

                               -16-



         16.      Nontransferability of Awards.

                  Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative.

         17.      Approval of Shareholders.

                  The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth anniversary of such date, but the Plan (and any grants of awards made prior to the shareholder approval mentioned herein) shall be subject to the approval of Company's shareholders, which approval must occur within twelve months of the date the Plan is adopted by the Board.

         18.      Agreement by Grantee Regarding Withholding Taxes.

                  If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right or the expiration of the Restricted Period (each a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

         19.      Amendment and Termination of the Plan.

                  The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

                              -17-

         20.      Rights as a Shareholder.

                  Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

         21.      No Rights to Employment.

                  Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

         22.      Beneficiary.

                  A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

         23.      Governing Law.

                  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Florida.

                                -18-

                                                                    Exhibit 99.2

                      1995 STOCK OPTION AND INCENTIVE PLAN
                                 NON-MANAGEMENT
                               BOARD OF DIRECTOR

Date:

To:                      SS#          (hereinafter referred to as the Optionee):

         Eckerd Corporation (the "Company") hereby grants to the Optionee a Nonqualifed Stock Option to purchase ____ shares of common stock of the par value of $.01 per share of the Company at an option price of $_______ per share and agrees to cause a certificate for any shares purchased hereunder to be delivered to the Optionee upon receipt of the purchase price, all subject, however, to the terms and conditions hereinafter set forth.
     1. This option (unless terminated as hereinafter provided) shall be exercisable only to the extent of 50% of the shares specified above, after the Optionee shall have been a member of the Board of Directors of the Company (the "Board") for three (3) full years from the date hereof and to the extent of an additional 25% of such shares after each of the next two (2) successive years thereafter during which the Optionee shall have been a member of the Board. Upon the Retirement of the Optionee, this option will become 100% exercisable. To the extent exercisable, this option may be exercised in whole or in part from time to time.
     2. The Optionee may exercise his option to the extent exercisable, or any portion thereof, by sending written notice to the Company at its principal office. The notice must state the number of shares the Optionee wishes to purchase and the date, not more than ninety (90) days after the date of such notice, upon which payment will be made. Payment for shares, together with any taxes to be collected or withheld thereon, shall be made in cash or by certified or cashier's check on the date set forth in the notice.
     3.  This option shall terminate on the earliest of the following dates:
         a. The second anniversary of the Optionee's termination of service as a member of the Board other than for Cause.
         b. Thirty (30) days following the Optionee's removal from the Board for Cause.
         c.   On the tenth (10th) anniversary of the date hereof.
         For purposes of Subparagraphs a and b hereof, the Optionee, his heirs or estate, as the case may be, shall be entitled to exercise this option during the period of time set forth therein only to the extent that the Optionee would have been entitled to exercise this option, pursuant to Paragraph 1 hereof, immediately prior to the date of his termination of service as a member of the Board other than for Cause or his removal from the Board for Cause, and the portion of the option that is not so exercisable shall expire immediately upon termination of the Optionee's service as a member of the Board. Nothing contained in this option shall limit whatever right the Company might otherwise have to remove the Optionee from the Board.
     4. This option is not transferable by the Optionee otherwise than by the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him.
     5. This option is further subject to the provisions of the 1995 Stock Option and Incentive Plan of Eckerd Corporation (the "Plan"), a copy of which is on file at the Company office and available for examination by Optionee during regular business hours and the terms of which shall govern in the event of any conflict between the provisions thereof and the provisions hereof.
     6. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

ECKERD CORPORATION

By:
Chairman of the Board and CEO

                      1995 STOCK OPTION AND INCENTIVE PLAN
                                OFFICER/EMPLOYEE

Date:

To:                   SS#             (hereinafter referred to as the Optionee):

         Eckerd Corporation (the "Company") hereby grants to the Optionee a Nonqualifed Stock Option to purchase ____ shares of common stock of the par value of $.01 per share of the Company at an option price of $_______ per share and agrees to cause a certificate for any shares purchased hereunder to be delivered to the Optionee upon receipt of the purchase price, all subject, however, to the terms and conditions hereinafter set forth.

1. This option (unless terminated as hereinafter provided) shall be exercisable only to the extent of 50% of the shares specified above, after the Optionee shall have been in the continuous employment (whether as an employee or as a consultant) of the Company or its subsidiaries for three
     (3) full years from the date hereof and to the extent of an additional 25% of such shares after each of the next two (2) successive years thereafter during which the Optionee shall have been in the continuous employment (whether as an employee or as a consultant) of the Company or its subsidiaries. To the extent exercisable, this option may be exercised in whole or in part from time to time.

2. The Optionee may exercise his option to the extent exercisable, or any portion thereof, by sending written notice to the Company at its principal office. The notice must state the number of shares the Optionee wishes to purchase and the date, not more than ninety (90) days after the date of such notice, upon which payment will be made. Payment for shares, together with any taxes to be collected or withheld thereon, shall be made in cash or by certified or cashier's check on the date set forth in the notice.

3. This option shall terminate on the earliest of the following dates: a. On the date ninety (90) days following the date upon which the Optionee ceases to be an employee or consultant of the Company or its subsidiaries unless he ceases to be an employee or consultant by reason of death or Disability.
     b. One  hundred  eighty  (180)  days after the death or  Disability  of the
     Optionee, if the Optionee dies while an employee or consultant of the Company or its subsidiaries (or within thirty (30) days after terminating such employment) or suffers a Disability while an employee or consultant of the Company or its subsidiaries. c. On the date of the commission of an intentional act by the Optionee, determined by the Committee to be contrary to the interests of the Company or any of its subsidiaries. d. On the date of a change in the position held by the Optionee with the Company or one of its subsidiaries, unless: (i) within thirty (30) days after the Optionee is notified of the change of position, he shall submit to the Committee a written request for a determination as to whether the responsibilities of the new position to which the Optionee is being assigned are equal to or greater than the responsibilities to the position held by the Optionee at the time the option was granted; and (ii) the Committee shall thereafter determine that the option period shall remain unaltered with respect to all, or a portion, of the shares covered by this option which are not then exercisable. e. On the tenth (10th) anniversary of the date hereof. For purposes of this paragraph 3, the Optionee, his heirs or estate, as the case may be, shall be entitled to exercise this option during the period of time set forth therein only to the extent that the Optionee would have been entitled to exercise this option, pursuant to Paragraph 1 hereof, immediately prior to the date of his death or Disability, or termination of employment (whether as an employee or as a consultant), and the portion of the option that is not so exercisable shall expire immediately upon such death, Disability or termination of employment (whether as an employee or as a consultant). Nothing contained in this option shall limit whatever right the Company or any of its subsidiaries might otherwise have to terminate the employment of the Optionee.

4. This option is not transferable by the Optionee otherwise than by the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him.

5. This option is further subject to the provisions of the 1995 Stock Option and Incentive Plan of Eckerd Corporation (the "Plan"), a copy of which is on file at the Company office and available for examination by Optionee during regular business hours and the terms of which shall govern in the event of any conflict between the provisions thereof and the provisions hereof.

6. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.


ECKERD CORPORATION

By:
Chairman of the Board and CEO